Exhibit 99.1
Press Release

FOR IMMEDIATE RELEASE	CONTACT INFO Michelle R. Saari Investors Real Estate Trust PO Box 1988 12 Main Street S Minot, North Dakota 58701 phone: 701.837.4738 fax: 701.838.7785 email: msaari@iret.com

Date:  December 10, 2008

INVESTORS REAL ESTATE TRUST
ANNOUNCES SECOND QUARTER FISCAL 2009
FINANCIAL AND OPERATING RESULTS

Minot, ND – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter ended October 31, 2008.  These results are summarized below; for the full report, please access the IRET website at www.iret.com to view the quarterly report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended October 31, 2008 (click on “Investors”, “Financial Reporting” and then on “SEC Filings”).

During the second quarter of fiscal year 2009, IRET’s revenues increased from the year-earlier period, due primarily to property acquisitions.  Funds From Operations (FFO)1 increased on an absolute basis from the year-earlier period, but declined slightly on a per share and unit basis, primarily due to dilution following the Company’s October 2007 public offering of 6.9 million common shares.  Net income declined from the year-earlier period, primarily due to an increase in operating expenses in the three and six months ended October 31, 2008 compared to the three and six months ended October 31, 2007.  Additionally, an increase in vacancy rates in our portfolio and associated operating costs for the vacant space unreimbursed by tenants impacted net income in the second quarter of fiscal year 2009.  For the three month period ended October 31, 2008, as compared to the same period of the prior fiscal year:

•	Revenues increased to $59.6 million from $54.2 million.

•
FFO increased to $16.4 million on approximately 79,668,000 weighted average shares and units outstanding, from $15.6 million on approximately 70,158,000 weighted average shares and units outstanding ($.21 per share and unit compared to $.22 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $1.9 million, compared to $2.2 million.

For the six month period ended October 31, 2008, as compared to the same period of the prior fiscal year:

•	Revenues increased to $118.4 million from $107.8 million.

•
FFO increased to $32.5 million on approximately 79,441,000 weighted average shares and units outstanding, from $31.4 million on approximately 69,552,000 weighted average shares and units outstanding ($.41 per share and unit compared to $.45 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was $3.7 million, compared to $4.6 million.

______________________________
[1]
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as net income (computed in accordance with generally accepted accounting principles), excluding gains/losses from sales of property plus real estate depreciation and amortization.  We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results.

i

Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 2.7%, or $869,000, during the three months ended October 31, 2008, compared to the same period one year ago.  NOI from stabilized properties decreased in all of our segments except multi-family residential, which increased 5.1%.

Economic occupancy4 levels on a stabilized property basis declined in two of our five reportable segments during the three months ended October 31, 2008, compared to the three months ended October 31, 2007.  Economic occupancy levels on an all-property basis decreased or were flat in two of our five reportable segments during the three months ended October 31, 2008, compared to the three months ended October 31, 2007.  Economic occupancy rates on a stabilized property and all-property basis for the three months ended October 31, 2008, as compared to the three months ended October 31, 2007, were as follows:

Economic Occupancy Levels on a Stabilized Property and All Property Basis:

Segments	Stabilized Properties(a)		All Properties
	2nd Quarter	2nd Quarter	2nd Quarter	2nd Quarter
	Fiscal 2009	Fiscal 2008	Fiscal 2009	Fiscal 2008
Multi-Family Residential	95.1%	94.2%	94.9%	93.8%
Commercial Office	88.5%	92.9%	88.8%	92.9%
Commercial Medical	95.8%	95.6%	95.6%	95.6%
Commercial Industrial	96.5%	98.4%	97.3%	97.2%
Commercial Retail	88.8%	86.9%	88.8%	86.9%

a.	For 2nd Quarter Fiscal 2009 and 2nd Quarter Fiscal 2008, stabilized properties excluded:

Multi-Family Residential -
Indian Hills, Sioux City, IA; Cottonwood IV Apartments, Bismarck, ND; Greenfield Apartments, Omaha, NE; Minot 4th Street Apartments, Minot, ND; Minot 11th Street Apartments, Minot, ND; Minot Fairmont Apartments, Minot, ND; Minot Westridge Apartments, Minot, ND; Thomasbrook Apartments, Lincoln, NE and Evergreen Apartments, Isanti, MN.

Total number of units, 611. Occupancy % for the three and six months ended October 31, 2008, 92.6% and 88.4%, respectively.

Commercial Office -	610 Business Center, Brooklyn Park, MN; Intertech, Fenton, MO; Plymouth 5095, Plymouth, MN and Bismarck 715 E Broadway, Bismarck, ND.
Total square footage, 185,825. Occupancy % for the three and six months ended October 31, 2008, 95.4% and 95.1%, respectively.

Commercial Medical -
Barry Point, Kansas City, MO; Edgewood Vista Billings, Billings, MT; Edgewood Vista East Grand Forks, East Grand Forks, MN; Edgewood Vista Sioux Falls, Sioux Falls, SD; Edina 6405 France Medical, Edina, MN; Edina 6363 France Medical, Edina, MN; Minneapolis 701 25th Ave Medical (Riverside), Minneapolis, MN; Burnsville 303 Nicollet Medical (Ridgeview), Burnsville, MN; Burnsville 305 Nicollet Medical (Ridgeview South), Burnsville, MN; Eagan 1440 Duckwood Medical, Eagan, MN; Edgewood Vista Belgrade, Belgrade, MT; Edgewood Vista Columbus, Columbus, NE; Edgewood Vista Fargo, Fargo, ND; Edgewood Vista Grand Island, Grand Island, NE; Edgewood Vista Norfolk, Norfolk, NE and 2828 Chicago Avenue, Minneapolis, MN.

Total square footage, 597,265. Occupancy % for the three and six months ended October 31, 2008, 95.2% and 97.0%, respectively.

Commercial Industrial -	Cedar Lake Business Center, St. Louis Park, MN; Urbandale, Urbandale, IA; Woodbury 1865, Woodbury, MN and Eagan 2785 & 2795 Highway 55, Eagan, MN.
Total square footage, 846,953. Occupancy % for the three and six months ended October 31, 2008, 100.0% and 100.0%, respectively.

Discontinued operations from fiscal 2008 include:
Multi-Family Residential -	405 Grant Avenue Apartments, Harvey, ND and Sweetwater – Green Acres 1&2 Apartments, Devils Lake, ND.
Total number of units, 60.

Commercial Office -	Minnetonka Office Building, Minnetonka, MN.
Total square footage, 1,142.

______________________________
[2]
We measure the performance of our segments based on NOI, which we define as total revenues less property operating expenses and real estate taxes.  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

[3]
Stabilized properties are those properties owned for the entirety of both periods being compared.  While results presented on a stabilized property basis are not determined in accordance with GAAP, management believes that measuring performance on a stabilized property basis is useful to investors and to management because it enables evaluation of how the Company’s properties are performing year over year.

[4]
Economic occupancy represents actual rental revenues recognized for the period indicated as a percentage of scheduled rental revenues for the period.  Percentage rents, tenant concessions, straightline adjustments and expense reimbursements are not considered in computing either actual revenues or scheduled rent revenues.

Acquisition and Disposition Activity

During the second quarter of fiscal year 2009, IRET acquired a 36-unit apartment building located in Isanti, Minnesota, for a purchase price of $3.1 million, consisting of approximately $1.3 million in cash and limited partnership units of IRET’s operating partnership valued at approximately $1.8 million, and also acquired an approximately 22,500 square foot one-story office building, on approximately 2.5 acres in Bismarck, North Dakota, for a purchase price of approximately $2.2 million.  The office building is connected to a vacant four-story office property that the Company is demolishing; this vacant property is classified as Unimproved Land in the table below.  The Company had no material dispositions in the second quarter of fiscal year 2009.

During the first quarter of fiscal year 2009, IRET acquired a parcel of unimproved land in Bismarck, North Dakota for approximately $576,000, and four small apartment buildings with a total of 52 units in Minot, North Dakota, for a total purchase price (excluding closing costs) of approximately $2.5 million, including the issuance of limited partnership units of IRET Properties, the Company’s operating partnership, valued at $2.0 million. The Company had no dispositions in the first quarter of fiscal year 2009.

During the three months ended October 31, 2008, IRET completed the remaining interior work and tenant improvements in its approximately 31,643 square foot addition to the Company’s Southdale Medical Building in Edina, Minnesota.  The cost of the expansion project was approximately $6.5 million, excluding relocation, tenant improvement and leasing costs incurred to relocate tenants in the existing facility.  Also during the second quarter of fiscal year 2009, IRET completed construction of an approximately 56,239 square foot medical office building and adjoining parking ramp next to the Company’s existing five-story medical office building located at 2828 Chicago Avenue in Minneapolis, Minnesota.  The new medical office building and adjoining parking ramp cost approximately $11.3 million to construct.

The following table details the Company’s acquisitions and development projects placed in-service during the six months ended October 31, 2008:

	(in thousands)
Acquisitions	Land	Building	Intangible Assets	Acquisition Cost

Multi-Family Residential
33-unit Minot Westridge Apartments – Minot, ND	$67	$1,887	$0	$1,954
12-unit Minot Fairmont Apartments – Minot, ND	28	337	0	365
4-unit Minot 4th Street Apartments – Minot, ND	15	74	0	89
3-unit Minot 11th Street Apartments – Minot, ND	11	53	0	64
36-unit Evergreen Apartments – Isanti, MN	380	2,720	0	3,100
	501	5,071	0	5,572
Commercial Property - Office
22,500 sq. ft. Bismarck 715 E. Broadway – Bismarck, ND	389	1,267	255	1,911
	389	1,267	255	1,911
Commercial Property - Medical
56,239 sq. ft. 2828 Chicago Avenue – Minneapolis, MN*	727	11,319	0	12,046
31,643 sq. ft. Southdale Medical Expansion (6545 France) – Edina, MN**	0	6,473	0	6,473
	727	17,792	0	18,519
Unimproved Land
Bismarck 2130 S. 12th Street – Bismarck, ND	576	0	0	576
Bismarck 700 E. Main – Bismarck ND	314	0	0	314
	890	0	0	890

Total Property Acquisitions	$2,507	$24,130	$255	$26,892
*      Development property placed in service September 16, 2008.
**      Development property placed in service September 17, 2008.

Development Activity

The Company has several ongoing development or renovation projects.  As of October 31, 2008, IRET is engaged in the following significant development activity:

IRET Corporate Plaza:  During fiscal year 2007, the Company purchased an unimproved parcel of land in Minot, North Dakota for approximately $1.8 million.  The Company is constructing a mixed-use project on this site, consisting of 71 apartments and 60,100 rentable square feet of office and retail space.  The Company will move its Minot, North Dakota offices to this location, occupying approximately one-third of the proposed office/retail space.  Apartment marketing at the project commenced in November 2008.  Current estimates are that the commercial portion of the project will be completed in the third quarter of the Company’s fiscal year 2009. The expected total cost of the project is approximately $20.7 million. As of October 31, 2008, the Company has incurred approximately $16.9 million of the estimated construction cost of this project.

Shareholder Equity, Distributions and Capital Structure

On October 1, 2008, IRET paid a quarterly distribution of $0.1690 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 150th consecutive distribution at equal or increasing rates.  IRET also paid, on September 30, 2008, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of October 31, 2008, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, December 12, 2008 at 9:00 A.M. Central Standard Time.  In order to use the limited time available more efficiently, the Company requests that questions be submitted in advance, via e-mail to the attention of IRET’s Investor Relations Director at msaari@iret.com, by 5:00 p.m. Central Standard Time on Wednesday, December 11, 2008.  During the question and answer period, priority will be given to addressing questions submitted in advance.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-800-860-2442

International Toll Free Number: 1-412-858-4600

A replay of the call will be archived on the “Investor Relations/Upcoming Events and Presentations” page of IRET’s website, http://www.iret.com, through Friday, December 26, 2008.  Questions regarding the conference call should be directed to IRET Investor Relations at msaari@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 77 multi-family residential properties with 9,564 apartment units; and 66 office properties, 49 medical properties (including senior housing), 17 industrial properties and 33 retail properties with a total of approximately 11.6 million square feet of leasable space.  IRET’s distributions have increased every year for 38 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2008 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	October 31, 2008	April 30, 2008
ASSETS
Real estate investments
Property owned	$1,690,763	$1,648,259
Less accumulated depreciation	(240,452)	(219,379)
	1,450,311	1,428,880
Development in progress	17,603	22,856
Unimproved land	5,036	3,901
Mortgage loans receivable, net of allowance of $11 and $11, respectively	528	541
Total real estate investments	1,473,478	1,456,178
Other assets
Cash and cash equivalents	40,855	53,481
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $787 and $992, respectively	14,962	14,113
Accounts receivable, net of allowance of $291 and $261, respectively	3,676	4,163
Real estate deposits	86	1,379
Prepaid and other assets	1,813	349
Intangible assets, net of accumulated amortization of $39,845 and $34,493, respectively	56,576	61,649
Tax, insurance, and other escrow	6,182	8,642
Property and equipment, net of accumulated depreciation of $951 and $1,328, respectively	1,432	1,467
Goodwill	1,392	1,392
Deferred charges and leasing costs, net of accumulated amortization of $8,751 and $7,265, respectively	16,037	14,793
TOTAL ASSETS	$1,616,909	$1,618,026

LIABILITIES AND SHAREHOLDERS’ EQUITY
LIABILITIES
Accounts payable and accrued expenses	$26,645	$33,757
Revolving lines of credit	15,000	0
Mortgages payable	1,066,113	1,063,858
Other	703	978
TOTAL LIABILITIES	1,108,461	1,098,593

COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN PARTNERSHIPS	13,098	12,609
MINORITY INTEREST OF UNITHOLDERS IN OPERATING PARTNERSHIP	157,622	161,818
(21,287,484 units at October 31, 2008 and 21,238,342 units at April 30, 2008)
SHAREHOLDERS’ EQUITY
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at October 31, 2008 and April 30, 2008, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 58,713,015 shares issued and outstanding at October 31, 2008, and 57,731,863 shares issued and outstanding at April 30, 2008)	448,803	440,187
Accumulated distributions in excess of net income	(138,392)	(122,498)
Total shareholders’ equity	337,728	345,006
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,616,909	$1,618,026

v

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months and six months ended October 31, 2008 and 2007

	Three Months Ended October 31		Six Months Ended October 31
	(in thousands, except per share data)
	2008	2007	2008	2007
REVENUE
Real estate rentals	$48,857	$44,543	$96,514	$88,636
Tenant reimbursement	10,716	9,668	21,905	19,148
TOTAL REVENUE	59,573	54,211	118,419	107,784
EXPENSES
Interest	17,078	15,687	33,966	31,129
Depreciation/amortization related to real estate investments	13,480	12,164	26,798	24,353
Utilities	4,607	4,296	9,041	8,244
Maintenance	6,585	6,021	13,584	12,027
Real estate taxes	7,487	6,463	14,857	12,892
Insurance	754	606	1,504	1,256
Property management expenses	4,520	3,667	8,771	7,508
Administrative expenses	1,125	1,101	2,356	2,223
Advisory and trustee services	114	166	214	240
Other expenses	482	457	844	710
Amortization related to non-real estate investments	479	340	928	683
TOTAL EXPENSES	56,711	50,968	112,863	101,265
Interest income	210	339	433	693
Other income	78	92	103	373
Income before gain on sale of other investments and minority interest and discontinued operations	3,150	3,674	6,092	7,585
Gain on sale of other investments	54	3	54	2
Minority interest portion of operating partnership income	(700)	(855)	(1,347)	(1,835)
Minority interest portion of other partnerships’ loss	19	0	82	36
Income from continuing operations	2,523	2,822	4,881	5,788
Discontinued operations, net of minority interest	0	14	0	29
NET INCOME	2,523	2,836	4,881	5,817
Dividends to preferred shareholders	(593)	(593)	(1,186)	(1,186)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,930	$2,243	$3,695	$4,631
Earnings per common share from continuing operations	$.03	$.04	$.06	$.09
Earnings per common share from discontinued operations	.00	.00	.00	.00
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.03	$.04	$.06	$.09

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS

	(in thousands, except per share amounts)
Three Months Ended October 31,	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$2,523			$2,836
Less dividends to preferred shareholders	(593)			(593)
Net income available to common shareholders	1,930	58,374	$.03	2,243	49,675	$.04
Adjustments:
Minority interest in earnings of Unitholders	700	21,294		859	20,483
Depreciation and amortization(1)	13,840			12,452
Gain on depreciable property sales	(54)			(3)
Funds from operations applicable to common shares and Units	$16,416	79,668	$.21	$15,551	70,158	$.22

	(in thousands, except per share amounts)
Six Months Ended October 31,	2008			2007
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)

Net income	$4,881			$5,817
Less dividends to preferred shareholders	(1,186)			(1,186)
Net income available to common shareholders	3,695	58,145	$.06	4,631	49,169	$.09
Adjustments:
Minority interest in earnings of Unitholders	1,347	21,296		1,846	20,383
Depreciation and amortization(4)	27,481			24,937
Gain on depreciable property sales	(54)			(2)
Funds from operations applicable to common shares and Units	$32,469	79,441	$.41	$31,412	69,552	$.45

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $13,959 and $12,504, and depreciation/amortization from Discontinued Operations of $0 and $13, less corporate-related depreciation and amortization on office equipment and other assets of $119 and $65, for the three months ended October 31, 2008 and 2007, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income is calculated on a per share basis. FFO is calculated on a per share and unit basis.
(4)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments  and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $27,726 and $25,036, and depreciation/amortization from Discontinued Operations of $0 and $29, less corporate-related depreciation and amortization on office equipment and other assets of $245 and $128, for the six months ended October 31, 2008 and 2007, respectively.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	(in thousands)
Three Months Ended October 31, 2008	Multi-Family Residential	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Total

Real estate revenue	$19,402	$20,723	$12,960	$2,975	$3,513	$59,573
Real estate expenses	8,929	9,203	3,863	802	1,156	23,953
Net operating income	$10,473	$11,520	$9,097	$2,173	$2,357	35,620
Interest						(17,078)
Depreciation/amortization						(13,959)
Administrative, advisory and trustee fees						(1,239)
Other expenses						(482)
Other income						288
Income before gain on sale of other investments and minority interest and discontinued operations						$3,150

	(in thousands)
Three Months Ended October 31, 2007	Multi-Family Residential	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Total

Real estate revenue	$18,268	$20,611	$8,920	$3,027	$3,385	$54,211
Real estate expenses	8,676	8,721	2,043	626	987	21,053
Net operating income	$9,592	$11,890	$6,877	$2,401	$2,398	33,158
Interest						(15,687)
Depreciation/amortization						(12,504)
Administrative, advisory and trustee fees						(1,267)
Other expenses						(457)
Other income						431
Income before gain on sale of other investments and minority interest and discontinued operations						$3,674

	(in thousands)
Six Months Ended October 31, 2008	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$38,003	$41,529	$25,825	$6,071	$6,991	$118,419
Real estate expenses	17,654	18,647	7,625	1,535	2,296	47,757
Net operating income	$20,349	$22,882	$18,200	$4,536	$4,695	70,662
Interest						(33,966)
Depreciation/amortization						(27,726)
Administrative, advisory and trustee fees						(2,570)
Other expenses						(844)
Other income						536
Income before gain on sale of other investments and minority interest and discontinued operations						$6,092

	(in thousands)
Six Months Ended October 31, 2007	Multi-Family Residential	Commercial-Office	Commercial-Medical	Commercial-Industrial	Commercial-Retail	Total

Real estate revenue	$35,987	$41,206	$17,885	$5,689	$7,017	$107,784
Real estate expenses	16,960	17,437	4,316	1,125	2,089	41,927
Net operating income	$19,027	$23,769	$13,569	$4,564	$4,928	65,857
Interest						(31,129)
Depreciation/amortization						(25,036)
Administrative, advisory and trustee fees						(2,463)
Other expenses						(710)
Other income						1,066
Income before gain on sale of other investments and minority interest and discontinued operations						$7,585